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                                  [Letterhead]


                          Independent Auditors' Consent



The Board of Directors
TCF Financial Corporation:


We consent to the filing of our opinion as to certain tax matters as an exhibit to the Registration Statement, and the reference to our firm, under the headings "The Merger-Certain Federal Income Tax Consequences" and "Experts" in the Registration Statement.


                                        /s/KPMG Peat Marwick LLP


May 20, 1997